UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	January 25, 2021
(Date of earliest event reported)

BANK OF HAWAII CORP

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock	$.01 Par Value	BOH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 25, 2021, Bank of Hawaii Corporation announced its results of operations for the quarter ended December 31, 2020.  The public announcement was made by means of a press release, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Bank of Hawaii Corporation’s filings with the Securities and Exchange Commission, unless otherwise expressly stated in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 22, 2021, the Board of Directors of Bank of Hawaii Corporation made the determination to permanently close twelve Bank of Hawaii (the “Bank”) branches primarily located within local supermarkets in order to increase efficiency and meet changing customer needs.  Customers will continue to have access to in-person banking services at nearby branch locations, and all impacted employees have been offered alternative roles within the Bank.  The branch closures are expected to be completed, subject to applicable regulatory requirements, by May 31, 2021.

As a result, the Bank recorded a total charge of approximately $5.6 million during the fourth quarter of 2020. This aggregate charge includes approximately $2.5 million in costs associated with early termination of lease and in-store branch agreements, $1.2 million associated with the disposition of assets, and $1.9 million associated with site restoration costs.  The Bank anticipates annual operating expense savings of approximately $4.7 million resulting from the branch closures. These estimates could change as the Bank’s plan evolves and becomes finalized.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.

99.1

January 25, 2021 Press Release: Bank of Hawaii Corporation Fourth Quarter 2020 Financial Results.  Any internet addresses provided in this release are for informational purposes only and are not intended to be hyperlinks.  Furnished herewith.

99.2	Bank of Hawaii Corporation Fourth Quarter 2020 Financial Report

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2021	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGurik
Patrick M. McGuirk
Senior Executive Vice President and Corporate Secretary